SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACCAR INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

www.proxypush.com/PCAR

Dear Employee,

Thank you for having PACCAR shares in your account in the PACCAR Savings Investment Plan (SIP). PACCAR is sending you this e-mail and providing you with electronic access to the Proxy Statement and Annual Report instead of sending paper copies of these meeting materials. You may direct the plan trustee on how to vote the shares in your account in connection with PACCAR’s 2019 Annual Meeting of Stockholders by following the voting instructions below.

The electronic voting site enables you to confidentially direct the trustee on how to vote, at your convenience, with the control number listed below.

You can view the annual report and proxy statement at:

https://www.paccar.com/2019annualmeeting

Vote electronically by visiting: www.proxypush.com/PCAR

Your 11 digit control number is:

You may order paper copies of the Proxy Statement and Annual Report by calling EQ Shareowner Services (formerly Wells Fargo Shareowner Services) at 800-551-6161.

If you hold PACCAR shares in other accounts with EQ Shareowners Services, you will receive a separate notice or a paper delivery of the annual meeting materials for those accounts.

Please direct the trustee on how to vote the shares in your SIP account for PACCAR’s 2019 Annual Meeting of Stockholders.

Sincerely,

Irene E. Song

Secretary

PACCAR Inc

*	Please do not reply to this e-mail. This e-mail is for informational purposes only.